UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 20, 2020 (April 15, 2020)
 _________________________
OUTFRONT Media Inc.
(Exact name of registrant as specified in its charter)
 __________________________

Maryland	001-36367	46-4494703
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

405 Lexington Avenue, 17th Floor
New York,	New York	10174
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 297-6400
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01, par value	OUT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement Amendment

On April 15, 2020, OUTFRONT Media Inc. (the “Company”), along with its wholly-owned subsidiaries, Outfront Media Capital LLC, a Delaware limited liability company (“Finance LLC”), and Outfront Media Capital Corporation, a Delaware corporation (together with Finance LLC, the “Borrowers”), and the other guarantors party thereto (the “Guarantors”), entered into an amendment (the “Amendment”) to its credit agreement, dated as of January 31, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), with Morgan Stanley Senior Funding, Inc. and the other lenders party thereto from time to time.

The Amendment provides that for the period from April 15, 2020 through September 30, 2021 (i) the Company’s financial maintenance covenant under the Credit Agreement, which requires that Company maintain a Consolidated Net Secured Leverage Ratio (as defined in the Credit Agreement) of 4.50 to 1.00, shall be calculated by substituting the Company’s Consolidated EBITDA (as defined in the Credit Agreement) for each of the quarterly periods ended June 30, 2020 and September 30, 2020 included in any last twelve month compliance testing period, with the Company’s historical Consolidated EBITDA for each of the quarterly periods ended June 30, 2019 and September 30, 2019, respectively; and (ii) the Company will not make any Restricted Payments (as defined in the Credit Agreement) without the consent of the applicable lenders under the Credit Agreement, except Restricted Payments permitted by the Credit Agreement (1) under Section 7.05(c), (d), (e), (f), (h), (l), (m) and (p) of the Credit Agreement, (2) under the last sentence of Section 7.05 of the Credit Agreement with respect to payments necessary to maintain the Company’s real estate investment trust (“REIT”) status, including any payments on any class of the Company’s capital stock that is required to be made prior to the payment of a dividend or distribution on the Company’s common stock, and (3) under Section 7.05(a) of the Credit Agreement solely with respect to the Company’s existing payment obligations relating to its DownREIT. The remaining terms of the Credit Agreement, as amended by the Amendment, are substantially the same as the terms under the existing Credit Agreement, including with respect to events of default and loan acceleration.

The foregoing descriptions of the Amendment and the Credit Agreement do not purport to be complete, and are qualified in their entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference, and by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 18, 2019 and is incorporated herein by reference.

Private Placement

On April 16, 2020, the Company entered into an Investment Agreement (the “Investment Agreement”) with certain affiliates of Providence Equity Partners LLC (collectively, the “Providence Purchasers”) and ASOF Holdings I, L.P. and Ares Capital Corporation (collectively, the “Ares Purchasers” and, together with the Providence Purchasers, the “Purchasers”), pursuant to which the Company issued and sold an aggregate of 400,000 shares of the Company’s newly created Series A Convertible Perpetual Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), on April 20, 2020 (the “Closing Date”), at a purchase price of $1,000 per share, for an aggregate purchase price of $400.0 million (the “Private Placement”).
Articles Supplementary Classifying the Series A Preferred Stock
On the Closing Date, the Company filed with the State Department of Assessments and Taxation of Maryland Articles Supplementary classifying the Series A Preferred Stock (the “Articles Supplementary”) and establishing the designation, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of the Series A Preferred Stock. The Articles Supplementary have an effective date of April 20, 2020.
The Series A Preferred Stock ranks senior to the shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. Each share of Series A Preferred Stock has an initial liquidation preference of $1,000 per share. Holders of the Series A Preferred Stock are entitled to a cumulative dividend accruing at the initial rate of 7.0% per year, payable quarterly in arrears. The dividend rate will increase by an additional 0.75% per annum effective on each anniversary of the Closing Date beginning on and following the eighth anniversary of the Closing Date. The dividend rate is subject to increases during certain other circumstances as set forth in the Articles Supplementary, including an increase by up to 2.00% per year during periods in which the Company fails to make certain dividend payments or fails to pay certain amounts due in respect of the Series A Preferred Stock. Dividends may, at the option of the Company, be paid in cash, in-kind, through the issuance of additional shares of Series A Preferred Stock or a combination of cash and in-kind, until the eighth anniversary of the Closing Date, after which time dividends will be payable solely in cash. So long as any shares of Series A Preferred Stock remain outstanding, the Company may not declare a dividend on, or make any distributions relating to, capital stock that ranks junior to, or on a parity basis with, the Series A Preferred Stock, subject to certain exceptions, including but not limited to (i) any dividend or distribution in cash or capital stock of the Company on or in respect of the capital stock of the Company to the extent that such dividend or distribution is necessary to maintain the Company’s status as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended; and (ii) any dividend or distribution in cash in respect of Common Stock that, together with the dividends or distributions during the 12-month period immediately preceding such dividend or distribution, is not in excess of 5% of the aggregate dividends or distributions paid by the Company necessary to maintain its REIT status during such 12-month period. Following the one-year anniversary of the Closing Date, if all or any portion of the dividends or distributions is paid in respect of the shares of Common Stock in cash, then concurrently and as a condition to such payment, the shares of Series A Preferred Stock will participate in such dividends or distributions on an as-converted basis up to the amount of their accrued dividend on the Series A Preferred Stock for such quarter, which amounts will reduce the dividends payable on the shares of Series A Preferred Stock dollar-for-dollar for such quarter.

The Series A Preferred Stock is convertible at the option of any holder at any time into shares of Common Stock at an initial conversion price of $16.00 per share and an initial conversion rate of 62.50 shares of Common Stock per share of Series A Preferred Stock, subject to certain anti-dilution adjustments.
At any time from and after the third anniversary of the Closing Date, if (i) the volume-weighted average price of the Common Stock exceeds 150% of the then-applicable conversion price for at least 20 trading days in any period of 30 trading days, and (ii) (A) the Company has an effective Resale Shelf Registration Statement (as defined in the Registration Rights Agreement (as defined below)) on file with the SEC or (B) the shares of Common Stock to be issued on mandatory conversion would be eligible to be offered, sold or otherwise transferred by the holder thereof pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), without any requirements as to volume, manner of sale or availability of current public information (whether or not then satisfied), all of the Series A Preferred Stock may be converted, at the election of the Company, into the relevant number of shares of Common Stock, plus cash in lieu of any fractional shares. In addition, the Company may redeem any or all of the Series A Preferred Stock for cash at any time after the seventh anniversary of the Closing Date at a redemption price equal to 100% of the liquidation preference of the Series A Preferred Stock, plus any accrued and unpaid dividends as of the applicable redemption date.
Upon the occurrence of a Change of Control (as defined in the Articles Supplementary), each holder of the Series A Preferred Stock can either (i) require the Company to purchase any or all of their shares of Series A Preferred Stock (a “Change of Control Put”) at a redemption price payable in cash equal to 105% of the liquidation preference of the Series A Preferred Stock, plus any accrued and unpaid dividends as of the applicable purchase date, or (ii) convert any or all of their shares of Series A Preferred Stock (a “Change of Control Conversion”) into the number of shares of Common Stock equal to the liquidation preference (including accrued and unpaid dividends as of the conversion date) divided by the then-applicable conversion price, plus cash in lieu of any fractional shares. Upon the occurrence of a Change of Control, any shares of Series A Preferred Stock as to which a Change of Control Put or Change of Control Conversion was not exercised may be redeemed in cash, at the option of the Company, at a redemption price equal to 100% of the liquidation preference plus accrued and unpaid dividends as of the applicable redemption date.
The issuance of shares of Common Stock upon the conversion of Series A Preferred Stock is subject to a cap equal to 28,856,239 shares of Common Stock (the “Share Cap”) unless and until the Company obtains stockholder approval (to the extent required under the New York Stock Exchange listing rules) for the issuance of additional shares (“Stockholder Approval”). If the Share Cap would be exceeded in connection with the issuance of shares upon a conversion of the Series A Preferred Stock, the Company will deliver to holders an amount of cash per share equal to the volume-weighted average price per share of the Common Stock on the trading day immediately preceding the conversion date for each share of Common Stock that holders would have received had they converted such shares of Series A Preferred Stock into Common Stock on the conversion date. Additionally, the issuance of additional shares of Series A Preferred Stock as an in-kind dividend is subject to the Share Cap, and if any in-kind dividends of Series A Preferred Stock would cause the total number of shares of Common Stock into which the Series A Preferred Stock is convertible to exceed the Share Cap, such dividend shall instead be paid in cash, unless and until the Company obtains Stockholder Approval.

The Articles Supplementary provide that holders of the Series A Preferred Stock shall have the right to vote on matters submitted to a vote of the holders of Common Stock (voting together as one class) on an as-converted basis, except as otherwise prohibited by applicable law or by the terms of the Articles Supplementary, provided that the holders of the Series A Preferred Stock affiliated with the Providence Purchasers or the Ares Purchasers will not be entitled to voting rights in the election of directors of the Company until the expiration or termination of their respective applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and, if applicable, the Canadian Competition Act. In no event will the holders of the Series A Preferred Stock have the right to vote shares of Series A Preferred Stock on as as-converted basis in excess of the Share Cap.

Certain matters will require the approval of the holders of at least a majority of the shares of Series A Preferred Stock outstanding at such time, voting together as a separate class, including, among others, (i) the authorization, issuance or reclassification of, or any amendments to the Company’s Charter and the Company’s Amended and Restated Bylaws to authorize, create or increase the issued shares of, any class or series of senior or parity equity securities or any security convertible into, or exchangeable or exercisable for, shares of senior or parity equity securities; (ii) the redemption, repurchase or other acquisition of junior equity securities by the Company (other than certain exceptions, such as repurchases of equity securities in connection with the Company’s equity compensation plans or existing DownREIT arrangements); (iii) the incurrence of any additional indebtedness by the Company or its subsidiaries not otherwise permitted under the Company’s indebtedness agreements existing on the Closing Date, as they may be amended, restated, replaced or refinanced from time to time; and (iv) the issuance of any preferred stock or senior securities or securities convertible into preferred stock or senior securities of the Company’s subsidiaries (other than to the Company or the Company’s wholly-owned subsidiaries) in connection with any financing transaction or any capital raising transaction. Additionally, amendments, modifications, supplements, waivers or other changes of any provision of the Company’s Charter (including the Articles Supplementary) that adversely alters or changes the rights, powers, preferences or privileges of the holders of the Series A Preferred Stock, shall require the approval of holders of 75% of the outstanding shares of Series A Preferred Stock so long as the Ares Purchasers, together with their affiliates, continue to beneficially own in the aggregate shares of Series A Preferred Stock, Common Stock or shares of Series A Preferred Stock convertible into Common Stock representing (on an as-converted basis) 90% of the number of shares of Common Stock beneficially owned by the Ares Purchasers on the Closing Date, with a majority of the outstanding shares of Series A Preferred Stock required in all other periods, voting as a separate class.

Investment Agreement
Pursuant to the Investment Agreement, the Company has agreed to increase the size of its board of directors in order to elect one individual designated by the Providence Purchasers (the “Providence Designee”) to the board of directors for a term commencing after the Company’s 2020 annual meeting of stockholders on June 8, 2020, and expiring at the Company’s 2021 annual meeting of stockholders. At the Company’s 2021 annual meeting of stockholders, the Company will nominate the Providence Designee for election as a director with a term expiring at the Company’s subsequent annual meeting of stockholders. So long as the Providence Purchasers beneficially own shares of Series A Preferred Stock and/or shares of Common Stock issued upon conversion of shares of Series A Preferred Stock that represent, in the aggregate and on an as-converted basis, at least 25% of the shares of Common Stock, on an as-converted basis, beneficially owned by the Providence Purchasers on the Closing Date, then the Providence Purchasers will continue to have the right to designate the Providence Designee and the Company will nominate the Providence Designee for election as a director during each applicable annual meeting of stockholders with a term expiring at the Company’s subsequent annual meeting of stockholders.

Under the Investment Agreement, (i) with respect to the Providence Purchasers, so long as the Providence Purchasers beneficially own shares of Series A Preferred Stock and/or shares of Common Stock issued upon conversion of shares of Series A Preferred Stock that represent, in the aggregate and on an as-converted basis, at least 25% of the shares of Common Stock, on an as-converted basis, beneficially owned by the Providence Purchasers on the Closing Date, and (ii) with respect to the Ares Purchasers, so long as the Ares Purchasers beneficially own shares of Series A Preferred Stock and/or shares of Common Stock issued upon conversion of shares of Series A Preferred Stock that represent, in the aggregate and on an as-converted basis, at least 25% of the shares of Common Stock, on an as-converted basis, beneficially owned by the Ares Purchasers on the Closing Date, subject to certain exceptions, the Company is required to give the Providence Purchasers and/or the Ares Purchasers, as applicable, notice of any proposed issuance by the Company of any shares of Common Stock, and any warrants, options or other rights to acquire, or any securities exercisable for, exchangeable for or convertible into Common Stock or any other class of capital stock of the Company, no less than 10 business days prior to the proposed date of issuance. The Providence Purchasers and/or the Ares Purchasers, as applicable, are each then entitled to purchase up to their pro rata share of the securities the Company proposes to issue.

The Providence Purchasers and the Ares Purchasers are each subject to certain standstill restrictions, including that they and their affiliates will be restricted from acquiring additional securities of the Company, subject to certain exceptions, until (i) with respect to the Providence Purchasers, the later of (A) the first day on which the Providence Designee no longer serves on the Company’s board of directors and the Providence Purchasers have no rights (or have irrevocably waived their rights) to designate a director for election to the Company’s board of directors, and (B) the two year anniversary of the Closing Date, and (ii) with respect to the Ares Purchasers, the two year anniversary of the Closing Date. However, the Providence Purchasers may acquire a number of additional shares of Common Stock that does not exceed 3.44% in the aggregate and the Ares Purchasers may acquire a number of additional shares of Common Stock that does not exceed 1.56% in the aggregate, in each case calculated based on the issued and outstanding shares of Common Stock as of April 16, 2020.

Registration Rights Agreement
On the Closing Date, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”), by and among the Company and the Purchasers.

The Registration Rights Agreement provides that the Company will use its reasonable best efforts to prepare and file a shelf registration statement with the SEC no later than 90 days after the Closing Date and to use its reasonable best efforts to cause such shelf registration statement to be declared effective as promptly as is reasonably practicable after its filing to permit the public resale of registrable securities (as defined in the Registration Rights Agreement) covered by the Registration Rights Agreement. The registrable securities generally include any shares of Common Stock into which the Series A Preferred Stock is convertible and any other securities issued or issuable with respect to any such shares of Common Stock by way of share split, share dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise.

The Company generally will be required to effect up to (i) within any twelve-month period during the term of the Registration Rights Agreement, (A) two underwritten offerings of the registrable securities at the request of the Providence Purchasers and (B) one underwritten offering of the registrable securities at the request of the Ares Purchasers, and (ii) in the aggregate during the term of the Registration Rights Agreement, (A) four underwritten offerings of the registrable securities at the request of the Providence Purchasers and (B) two underwritten offerings of the registrable securities at the request of the Ares Purchasers, subject to certain limitations, including that the anticipated gross proceeds of any offering be at least $75.0 million. Each of the Providence Purchasers and the Ares Purchasers are also entitled to customary “piggy-back” registration rights. The rights of any particular holder to cause the Company to register securities under the Registration Rights Agreement will terminate with respect to that holder upon the date on which such holder no longer holds any Series A Preferred Stock or any registrable securities. The registration rights set forth in the Registration Rights Agreement will terminate on the date on which all shares of Common Stock issuable (or actually issued) upon conversion of the Series A Preferred Stock cease to be registrable securities.

The foregoing descriptions of the Articles Supplementary, the Investment Agreement and the Registration Rights Agreement do not purport to be complete, and are qualified in their entirety by reference to the full text of the Articles Supplementary, the Investment Agreement and the Registration Rights Agreement, copies of which are filed as Exhibits 3.1, 10.2 and 10.3 to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference. Under the terms of the Investment Agreement, the Company issued shares of Series A Preferred Stock to the Purchasers on the Closing Date. The Series A Preferred Stock were, and until registered, any shares of the Common Stock issuable upon conversion of the Series A Preferred Stock will be, issued and sold in the Private Placement in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering or general solicitation to accredited investors, with adequate Company information available, and Section 3(a)(9) of the Securities Act as a transaction involving an exchange of securities by the Company exclusively with its security holders, as applicable.

Item 3.03	Material Modification to Rights of Security Holders.

The information contained in Item 1.01 and Item 5.03 is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 1.01 is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On April 16, 2020, the Company issued a press release announcing the Private Placement. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

On April 20, 2020, the Company issued a press release announcing the Amendment. A copy of the press release is attached hereto as Exhibit 99.2, and is incorporated herein by reference.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 attached hereto, is being furnished pursuant to this Item 7.01. This information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference into any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are furnished or filed, as applicable, herewith:

Exhibit Number	Description

3.1	Articles Supplementary of OUTFRONT Media Inc. effective April 20, 2020.

10.1
Amendment No. 6 to Credit Agreement, dated as of April 15, 2020, by and among Outfront Media Capital LLC, Outfront Media Capital Corporation, the guarantors party thereto, Morgan Stanley Senior Funding, Inc. and the other lenders party thereto from time to time, to Credit Agreement, dated as of January 31, 2014, as amended.

10.2
Investment Agreement, dated April 16, 2020, by and among OUTFRONT Media Inc., Providence Equity Partners VIII-A L.P., Providence Equity Partners VIII (Scotland) L.P., PEP VIII Intermediate 5 L.P., PEP VIII Intermediate 6 L.P., ASOF Holdings I, L.P. and Ares Capital Corporation.

10.3
Registration Rights Agreement, dated April 20, 2020, by and among OUTFRONT Media Inc., Providence Equity Partners VIII-A L.P., Providence Equity Partners VIII (Scotland) L.P., PEP VIII Intermediate 5 L.P., PEP VIII Intermediate 6 L.P., ASOF Holdings I, L.P. and Ares Capital Corporation.

99.1	Press Release dated April 16, 2020.

99.2	Press Release dated April 20, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles Supplementary of OUTFRONT Media Inc. effective April 20, 2020.

10.1
Amendment No. 6 to Credit Agreement, dated as of April 15, 2020, by and among Outfront Media Capital LLC, Outfront Media Capital Corporation, the guarantors party thereto, Morgan Stanley Senior Funding, Inc. and the other lenders party thereto from time to time, to Credit Agreement, dated as of January 31, 2014, as amended.

10.2
Investment Agreement, dated April 16, 2020, by and among OUTFRONT Media Inc., Providence Equity Partners VIII-A L.P., Providence Equity Partners VIII (Scotland) L.P., PEP VIII Intermediate 5 L.P., PEP VIII Intermediate 6 L.P., ASOF Holdings I, L.P. and Ares Capital Corporation.

10.3
Registration Rights Agreement, dated April 20, 2020, by and among OUTFRONT Media Inc., Providence Equity Partners VIII-A L.P., Providence Equity Partners VIII (Scotland) L.P., PEP VIII Intermediate 5 L.P., PEP VIII Intermediate 6 L.P., ASOF Holdings I, L.P. and Ares Capital Corporation.

99.1	Press Release dated April 16, 2020.

99.2	Press Release dated April 20, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTFRONT MEDIA INC.

By:	/s/ Matthew Siegel
	Name:	Matthew Siegel
	Title:	Executive Vice President and
Chief Financial Officer

Date: April 20, 2020